UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: February 29, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 29, 2024, Presto Automation Inc. (the “Company”) entered into a securities purchase agreements (the “Purchase Agreement”) with several investors (the “Purchasers”) relating to the issuance and sale of an aggregate of 8,533,000 shares of the Company’s common stock, par value $0.0001 per share (the “Offering”). The Offering closed on March 4, 2024.

Pursuant to the Purchase Agreement, the were Company issued 8,533,000 shares of common stock at an offering price of $0.25. The aggregate gross proceeds to the Company from the Offering approximately $2,100,000, before deducting placement agent fees and other estimated Offering expenses payable by the Company.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-275112), which was previously filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2023 and declared effective on October 30, 2023, and a prospectus supplement, dated February 29, 2024, and accompanying prospectus, dated October 30, 2023.

Triggering of Antidilution Adjustments

The Offering triggered anti-dilution adjustment provisions in the CA Purchase Agreement, the Third Amendment Conversion Warrants and the November 2023 Purchase Agreements (each as defined below).

On October 10, 2023, the Company entered into a Securities Purchase Agreement (the “CA Purchase Agreement”) with Presto CA LLC (“CA”), pursuant to which the Company sold 1,500,000 shares of Common Stock, at a purchase price of $2.00 per share, for an aggregate purchase price of $3.0 million (the “Private Placement”). CA is affiliated with Cleveland Avenue LLC, and Keith Kravcik, a director of Presto, is the Chief Investment Officer of Cleveland Avenue’s various Investment Funds, including the funds invested in CA. The Private Placement closed on October 16, 2023. The CA Purchase Agreement includes anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock from October 16, 2023 to April 1, 2024 at a price per share below $2.00, which would require the Company to issue additional shares of Common Stock to CA, upon the terms and subject to the conditions contained in the CA Purchase Agreement.

Also on October 10, 2023, the Company entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement. Pursuant to the Third Amendment, the Lenders agreed to, among other things, exchange an aggregate of $6,000,000 of accrued and previously capitalized interest for warrants to purchase 3,000,000 shares of Common Stock at a purchase price of $0.01 per share (the “Third Amendment Conversion Warrants”). The Third Amendment Conversion Warrants are subject to anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock from October 16, 2023 to April 1, 2024 originally at a price per share below $2.00, upon the terms and subject to the conditions contained in the Third Amendment Conversion Warrants.

In addition, on November 17, 2023, the Company entered into Common Stock purchase agreements (the “November 2023 Purchase Agreements”) with several investors (the “November 2023 Purchasers”) relating to the issuance and sale of an aggregate of 7,750,000 shares of the Company’s Common Stock (the “November 2023 Offering”). The November 2023 Offering closed on November 21, 2023. Of those shares, 3,000,000 were issued to the Lead Investor at a price of $1.00 per share together with an additional 750,000 shares issued to an entity affiliated with the Lead Investor for zero consideration (resulting in an average purchase price of $0.80 per share) and the 4,000,000 shares were issued to other investors.

On January 29, 2024, the Company entered into Securities Purchase Agreements (the “Note Purchase Agreements”) with several investors (the “Note Purchasers”) relating to the issuance and sale (the “Notes Offering”) of an aggregate of:

(1)	$6.0 million principal amount of subordinated notes (the “Notes”) in consideration for a cash investment of $6.0 million from a number of investors consisting of (i) a lead investor (the “Notes Lead Investor”) who purchased $3.0 million of the Notes, (ii) Remus Capital Series B II, L.P. (“Remus Capital”), an entity controlled by our Chairman and under common control with other entities that beneficially owned 25.2% of our outstanding shares of Common Stock prior to the Notes Offering, which purchased $2.675 million of the Notes, and (iii) various other investors, and

(2)	$3.0 million principal amount of subordinated notes issued to the Notes Lead Investor in exchange for forfeiting 3,000,000 shares of our Common Stock that the Notes Lead Investor had purchased on November 21, 2023 at a price of $1.00 per share together with all shares of Common Stock that would be issuable in respect of such shares as a result of this financing, totaling 4,500,000 additional shares.

In connection with the Notes Offering, the Lenders, CA and the holders of 3,000,000 out of the 4,000,000 shares issued in the November 2023 Offering that were not being forfeited agreed that the “New Issuance Price” for the purpose of anti-dilution protection regarding the Notes Offering would be $0.40 and not $0.25. A summary of the impact of the anti-dilution protection is set forth below:

	Subject Security	Impact of November 17 Offering	Impact of Notes Offering	Impact of Current Offering
Lenders	Third Amendment Conversion Warrants

Increase in the number of shares underlying the Third Amendment Conversion Warrants from 3,000,000 to 6,000,000 shares.

Reduction in the Applicable Price (as defined in the Third Amendment Conversion Warrants) to from $2.00 to $1.00.

			Increase in the number of shares underlying the Third Amendment Conversion Warrants from 6,000,000 to 15,000,000 shares. Reduction in the Applicable Price to from $1.00 to $0.40.	Increase in the number of shares underlying the Third Amendment Conversion Warrants from 15,000,000 to 24,000,000 shares. Reduction in the Applicable Price from $0.40 to $0.25.
CA	Common Stock	Reduction in New Issuance Price from $2.00 to $1.00. Issuance of 1,500,000 additional shares.	Reduction of New Issuance price from $1.00 to $0.40. Issuance of 4,500,000 additional shares	Issuance of 4,500,000 additional shares. Reduction of New Issuance Price from $0.40 to $0.25.
November 2023 Purchasers	Common Stock (3,000,000 shares)	n/a	Reduction of New Issuance Price from $1.00 to $0.40. Issuance of 4,500,000 additional shares.	Issuance of 4,500,000 additional shares. Reduction of New issuance Price from $0.40 to $0.25
	Common Stock (1,000,000 shares)	n/a	Reduction of New Issuance Price from $1.00 to $0.25. Issuance of 3,000,000 additional shares.	n/a

As a result of the foregoing issuances, the Company’s outstanding shares will increase from 90.0 million to 99.0 million, and there will be outstanding an additional 9.0 million warrants to purchase Common Stock for $0.01 per share.

Convertible Note

On March 1, 2024 the Company issued to Remus Capital a subordinated convertible note in the principal amount of $960,000 (the “March Note”) in consideration for a cash investment of $960,000 from Remus Capital.

PIK Interest. Interest on the March Note accrues monthly by increasing principal at a rate of 7.5% per annum. The interest rate shall increase to 12% in the case of an event of default (an “Event of Default”).

Conversion. The March Note is convertible into 3,840,000 shares of Common Stock at the option of the holder at an initial conversion price of $0.25 per share.

The March Note shall convert mandatorily into Common Stock at the then prevailing conversion price immediately prior to (a) a Restructuring Transaction, and (b) a Change of Control Transaction with a financial investor. For these purposes:

•	“Restructuring Transaction” is any transaction or series of transactions which has the effect of (i) forgiving, reducing, or modifying the principal balance of, or otherwise adjusting the amount of, the indebtedness (the “Senior Indebtedness”) outstanding under the Credit Agreement (“Credit Agreement”) dated as of September 21, 2022, as amended on March 31, 2023 and May 22, 2023, with the Agent, Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”) with Metropolitan Partners Group Administration, LLC, as agent (the “Agent”), and the other parties thereto, (ii) exchanging all or any portion of the Senior Indebtedness for any other instrument or security, (iii) the exercise of any rights or remedies by the administrative agent or any lender under the Credit Agreement and related documents, or (iv) replacing or refinancing the Senior Indebtedness, in whole or in part.

•	“Change of Control” means (i) consolidations, mergers and reorganizations in which a majority of the voting power of the Company after the transaction changes, (ii) the transfer to a person or group of 20% of the voting power of the Company, (iii) the acquisition of beneficial ownership of 25% of the voting power or economic interests of the Company on a fully diluted basis or the acquisition of the power to elect a majority of the board, or (iv) the sale of transact of all or substantially all of the assets of the Company. A Change of Control is not triggered if the transaction is to or involves a strategic investor as opposed to a financial investor.

Anti-dilution Protection. The March Note allows the holder to convert the principal into common equity at the then-priced round in the event that no less than $8,000,000 gross cash proceeds are raised from an issuance of common stock by the Company on or prior to March 15, 2024.

Conversion Cap. Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the March Note) is limited to 19.99% of the outstanding shares of the Company (the “Conversion Share Cap”) at the time of the conversion of the March Note. Absent the Conversion Share Cap, the total number of shares issuable under the March Note is 3,840,000.

Subordination. The March Note is subject to the terms and conditions of the Senior Indebtedness and addition provisions set forth in the March Note, including, without limitation, (i) the March Note is subordinated to the prior payment in cash in full of the Senior Indebtedness, and (ii) no principal or interest may be paid in cash on the March Note prior to the repayment in cash in full of the Senior Indebtedness.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with the March Note holder (the “Registration Rights Agreement”) dated March 1, 2024. Under the Registration Rights Agreement, the Company will file a registration statement (“Registration Statement”) with the SEC within 90 days following the date of the Registration Rights Agreement for purposes of registering the resale of the shares of Common Stock issuable upon conversion of the March Note. The Company will also use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as promptly as possible after the filing of the Registration Statement and no later than the earlier of (i) the 150th calendar day following the date of the Registration Rights Agreement and (ii) the 5th trading day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will also use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”) until the earlier of (i) such time as all of the registrable securities covered by such Registration Statement have been sold by the holders publicly or sold pursuant to Rule 144 or (ii) the date that all registrable securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner-of-sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders.

Sixth Amendment to Credit Agreement

On March 1, 2024, the Company and its wholly owned subsidiary Presto Automation LLC, entered into a Forbearance Agreement and Sixth Amendment to Credit Agreement (the “Forbearance Agreement”) with Metropolitan Partners Group Administration, LLC (the “Agent”), as administrative agent on behalf of the lenders (the “Lenders”) party to the Credit Agreement, dated September 21, 2022 (as subsequently amended, the “Credit Agreement”), and certain significant stockholders of the Company. The Forbearance Agreement provides that the Lenders will not exercise remedies pursuant to the events of default set forth below in Item 8.01 under “Cash Collateral Account” (the “Forbearance Defaults”), subject to the agreements and conditions set out below (the “Forebearance”).

Forbearance Date and Related Terms

If the Company raises gross cash proceeds of $3,500,000.00 or more by March 4, 2024 in a Capital Raise (as defined herein), the forbearance shall terminate on April 14, 2024 and if the Company raises gross cash proceeds in an amount greater than or equal to $2,000,000 but less than $3,500,000 by March 4, 2024 in a Capital Raise, the forbearance termination date will be March 16, 2024 (in either case, the “Forbearance Termination Date”) and the following additional terms shall apply:

A “Capital Raise” means the sale of new equity interests of the Company or the issue of a convertible subordinated note with specified terms and conditions and that is reasonably satisfactory to the Agent.

The Forbearance will terminate upon the following dates: (a) Forbearance Termination Date; (b) the date on which the Company or any other party to the Credit Agreement (each, a “Loan Party”) commences, or threatens in writing to commence, any litigation against the Agent or any Lender; (c) the date on which any Loan Party takes any action inconsistent with the Agent’s or any Lender’s interests in the Collateral; (d) the commencement of any insolvency proceeding by or against any Loan Party; (e) any amendment to the Loan Parties’ certificate of incorporation, bylaws or other operating documents, or the Company entering into any stockholders agreement or other operating document, which in any way amends or alters (A) the composition of the Company’s board of directors including providing any stockholder or other person with any right to designate a director, (B) the relative voting rights of members of the board of directors or stockholders, or (C) the terms of the Loan Parties’ governance; (f) Paul Hastings LLP ceases, for any reason, to act as corporate counsel to the Loan Parties; (g) on the date that is three (3) days after March 1, 2024, if by that date the Loan Parties have not retained an interim or permanent resource to support capital markets activity reasonably acceptable to Agent in its sole discretion or (h) the occurrence or existence of any default or event of default under the Forbearance Agreement or under any loan document, or any event or circumstance which, with notice or the passage of time, shall become an event of default, other than the Forbearance Defaults.

As a condition to continued Forbearance, the Company is required to deliver to the Agent no later than two business days prior to the issuance of securities in connection with each Forbearance written notice (in form and substance acceptable to the Agent) (1) setting forth (i) the terms of such issuance, (ii) the date of closing of such issuance, and (iii) the aggregate gross and net cash proceeds of such issuance, and (2) attaching copies of all substantially final documentation in connection with such issuance. The Forbearance is subject to appropriate documentation acceptable to the Agent and the Lenders.

The Company is required to pay the fees and expenses of the Agent, the Lenders and their counsel. Such payment will be made initially in connection with the Capital Raise associated with the First Forbearance and the obligation to make such payments continues thereafter.

The foregoing summaries do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Liquidity Update

The Company projects that the net proceeds from the Offering, together with the Company’s other cash resources and projected revenues, are sufficient for the Company to sustain its operations through the middle of March. The Company is currently exploring alternatives and in discussions with potential investors to raise capital.

Cash Collateral Account

On January 11, 2024, the Company became aware that the Agent had delivered an activation notice (the “Activation Notice”) to the bank (the “Bank”) with which the Company had deposited $10.0 million of the proceeds of the loan (the “Loan”) under the Credit Agreement as “restricted cash”. The Company was not permitted to use or access these funds which served as collateral for the Loan. Pursuant to the Activation Notice, the Bank wired the funds in the Account to an account designated by the Agent. The funds were applied to reduce the outstanding Loan balance which, following such reduction, as of the date hereof totaled $51.7 million in principal amount plus accrued interest, fees, costs, expenses and other charges.

The exercise of remedies by the Agent followed the delivery to the Company of two notices of default which also noted that the Agent and the Lenders were not accelerating indebtedness under the Credit Agreement at such time, but reserved the right to exercise all remedies in the future. These notices were as follows:

•	On January 4, 2024, the Agent notified the Company that it determined that an event of default occurred and was continuing under the Credit Agreement because, among other things, the Company had failed to deliver an approved plan for the winding down of its “Touch Business”.

•	On January 8, 2024, the Agent notified the Company that it determined that an event of default occurred and was continuing under the Credit Agreement because the Company had failed to pay the monitoring fee that was due on January 2, 2024.

On January 11, 2024, following notice of breaches of covenants contained in the Credit Agreement, the Agent delivered an activation notice to the Company’s bank in which $10.0 million of restricted cash was deposited as collateral for the Term Loans and caused the bank to wire that amount to an account designated by the Agent. The funds were applied to reduce the outstanding balance of the Loan.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Form 8-K, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this Form 8-K or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this Form 8-K are subject to risks and uncertainties, including but not limited to, the Company’s ability to secure additional capital resources, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the SEC on October 11, 2023 and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this Form 8-K materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Paul Hastings LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Subordinated Convertible Note, dated as of March 1, 2024
10.3	Forbearance Agreement and Sixth Amendment to Credit Agreement, dated as of March 1, 2024, by and among Presto Automation LLC, Presto Automation Inc., the lenders party thereto and Metropolitan Partners Group Administration, LLC
10.4	Form of Registration Rights Agreement, dated as of March 1, 2024
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION, INC.

Date: March 4, 2024	By:	/s/ Susan Shinoff
		Name:	Susan Shinoff
		Title:	General Counsel and Corporate Secretary